Exhibit 99.2

BOTTINI & BOTTINI, INC.
Francis A. Bottini, Jr. (SBN 175783)
fbottini@bottinilaw.com
Yury A. Kolesnikov (SBN 271173)
ykolesnikov@bottinilaw.com
7817 Ivanhoe Avenue, Suite 102
La Jolla, California 92037
Telephone:	(858) 914-2001
Facsimile:	(858) 914-2002

JOHNSON & WEAVER, LLP
Frank J. Johnson (SBN 174882)
frankj@johnsonandweaver.com
600 West Broadway, Suite 1540
San Diego, California 92101
Telephone:	(619) 230-0063
Facsimile:	(619) 255-1856

Lead Counsel for Plaintiffs

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF YOLO

IN RE MARRONE BIO INNOVATIONS, INC. DERIVATIVE LITIGATION	Lead Case No. CV14-1481 (Consolidated with CV15-1423)

NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

EXHIBIT B-1

Complaint Filed: September 9, 2014

Notice Of Pendency Of Proposed Settlement Of Stockholder Derivative Action; Lead Case No. CV14-1481

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF MARRONE BIO INNOVATIONS, INC. (“MBII”) AS OF NOVEMBER 15, 2016 (“CURRENT MBII STOCKHOLDERS”) (EXCLUDING DEFENDANTS) AND THEIR SUCCESSORS-IN-INTEREST.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTIONS AND CLAIMS ASSERTED ON BEHALF OF MBII.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTIONS, STOCKHOLDERS OF MBII WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

YOU ARE HEREBY NOTIFIED that the above-captioned consolidated stockholder derivative action (the “State Derivative Action,” and together with the “Federal Derivative Action (defined herein), the “Actions”) are being settled on the terms set forth in the Stipulation of Settlement dated as of November 15, 2016 (the “Stipulation”). This Notice is provided by Order of the Superior Court of the State of California, County of Yolo (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the Actions or the merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The Court has made no findings or determinations concerning the merits of the Actions. Capitalized terms not otherwise defined shall have the definitions set forth in the Stipulation, which may be reviewed and downloaded at http://investors.marronebio.com/.

I.	WHY THE COURT HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the Actions. The parties to the Actions have agreed upon terms to settle the Actions and have signed the Stipulation setting forth those settlement terms.

Notice Of Pendency Of Proposed Settlement Of Stockholder Derivative Action; Lead Case No. CV14-1481

II.	SUMMARY OF THE ACTION

A.	Litigation History

On September 9, 2014, the action styled Mandelberg v. Pamela G. Marrone, et al., No. CV14-1481 (“Mandelberg Action”) was filed in the Superior Court of California, County of Yolo. On October 22, 2014, based on the factual overlap with the related securities class action styled Special Situations Fund III QP, L.P., et al. v. Marrone Bio Innovations, Inc., et al., Master File 2:14-cv-2571-MCE-KJN (E.D. Cal.) (“Securities Class Action”), pending in the United States District Court for the Eastern District of California—in an effort to preserve the resources of the parties in the Mandelberg Action and the Court—the parties in the Mandelberg Action executed and filed with the Court a Joint Stipulation and [Proposed] Order Temporarily Deferring Prosecution of Derivative Action. This stipulation requested that the Court defer prosecution of the Mandelberg Action until such time as: (a) the Defendants filed an answer to any complaint in the Securities Class Action; or (b) the Securities Class Action was dismissed in its entirety with prejudice; or (c) as otherwise ordered by the Court (including a further deferral of these proceedings), whichever occurred first. The Court granted this stipulation on October 28, 2014.

On October 14, 2015, a related action styled Zeller v. Pamela G. Marrone, et al., No. CV15- 1423 (“Zeller Action”) was filed, also in the Superior Court of California, County of Yolo. The Zeller Action involves some of the same parties and factual allegations as the Securities Class Action, the Mandelberg Action, and the Federal Derivative Action (discussed herein), but also names as additional defendants the Company’s auditor Ernst &Young LLP (“EY”) and Hector Absi, MBII’s former Chief Operating Officer.

On August 31, 2016, the parties in the Mandelberg Action and Zeller Action filed a Stipulation and [Proposed] Order Consolidating Cases and Appointing Lead Counsel. On September 2, 2016, the Court entered an order consolidating the Zeller Action with the Mandelberg Action and appointed Johnson & Weaver, LLP and Bottini & Bottini, Inc. as Lead Counsel for Plaintiffs.

Notice Of Pendency Of Proposed Settlement Of Stockholder Derivative Action; Lead Case No. CV14-1481

B.	The Federal Derivative Action

On November 25, 2014, a related action styled Spencer v. Pamela G. Marrone, et al., No. 14-cv-2779 (E.D. Cal.) (“Spencer Action” or the “Federal Derivative Action”) was filed in the United States District Court for the Eastern District of California. The Spencer Action is also a stockholder derivative action on behalf of MBII and involves some of the same parties and factual allegations as the Securities Class Action, the Mandelberg Action, and the Zeller Action. Following the filing of the Spencer Action, on December 23, 2014, the parties to the Spencer Action agreed to defer prosecution pending further progress in the Securities Class Action. The Court granted this stipulation on December 24, 2014.

While the Actions were temporarily deferred, Plaintiffs’ Counsel continued to monitor the proceedings in the Securities Class Action, continued to track the Company’s filings with the United States Securities and Exchange Commission (“SEC”), and continued to monitor relevant Company press releases, and in particular, press releases issued and SEC filings made in connection with the Company’s continued investigation into the alleged accounting improprieties and related restatement of the Company’s financial results.

C.	Settlement Efforts

In and around January 2016, MBII, the Individual Defendants, the Securities Class Action plaintiffs, and the Plaintiffs in the Actions agreed to participate in mediation with Jed Melnick, Esq. (“Mediator”) in New York, New York on April 4, 2016. In light of the upcoming mediation, on March 21, 2016, counsel in the Mandelberg Action and Zeller Action sent counsel for MBII and the Individual Defendants a detailed settlement demand letter outlining a proposed framework for settlement including detailed proposed corporate governance reforms, and concurrently submitted a mediation brief to MBII, the Individual Defendants, and the Mediator. Plaintiff in the Federal Derivative Action also submitted a mediation brief.

On April 4, 2016, MBII, the Individual Defendants, MBII’s insurance carriers, the Securities Class Action plaintiffs, and Plaintiffs in the Actions, participated in an all-day, in-person mediation session with the Mediator. The parties engaged in arm’s-length, good faith settlement negotiations and discussions regarding, inter alia, a proposed set of corporate governance reforms that would be

Notice Of Pendency Of Proposed Settlement Of Stockholder Derivative Action; Lead Case No. CV14-1481

in the best interests of the Company and its stockholders and could serve as the basis for settlement. In connection with the settlement discussions, Plaintiffs also took the position that any settlement of the Securities Class Action should not require MBII to contribute cash or stock to that settlement, and that any settlement proceeds should come exclusively from the insurance policies purchased for the benefit of MBII and MBII’s Directors and Officers (the “Policies”). Additionally, Plaintiffs took the position that MBII should no longer advance certain defense costs and that such reasonable attorneys’ fees and expenses should be paid by the Policies and not by MBII. Despite arm’s-length negotiations with the assistance and involvement of the Mediator, Plaintiffs in the Actions and the Individual Defendants were unable to reach an agreement to resolve the Actions at the April 4, 2016 mediation. However, MBII, the Individual Defendants, and the Securities Class Action plaintiffs were able to reach an agreement-in-principle to settle that action, and consistent with Plaintiffs’ demand that no contribution of cash or stock from MBII be made as part of the Securities Class Action settlement, all the settlement proceeds in the Securities Class Action came exclusively from the Policies. Further, the Securities Class Action plaintiffs did not obtain any corporate governance reforms for the benefit of MBII.

Following the mediation, Plaintiffs continued intensive, arm’s-length discussions with the Individual Defendants with the assistance of the Mediator. These discussions spanned many months and included numerous telephonic conference calls and emails during which various proposals concerning corporate governance reforms were made, as well as proposals concerning other settlement terms which would form the basis of any settlement achieved in the Actions. These discussions took place from April 2016 through July 2016.

On or about July 26, 2016, the Mediator made a confidential mediator’s proposal that, in his opinion, reflected an appropriate compromise between the respective positions, and balanced the relative strengths of Plaintiffs’ allegations, the inherent risks of complex litigation, and the potential benefits to the Company of a settlement. On July 27, 2016, after careful consideration, the Mediator’s proposal was accepted and an agreement-in-principle reached to settle the Actions upon the terms and subject to the conditions set forth in the Stipulation. As part of the Settlement, MBII agreed to produce and in fact did produce certain confidential, non-privileged documents to Plaintiffs’ Counsel for their review to confirm that the Settlement was fair, reasonable, adequate, and in the best interests of MBII and its stockholders.

Notice Of Pendency Of Proposed Settlement Of Stockholder Derivative Action; Lead Case No. CV14-1481

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

As a result of the filing, prosecution, and settlement of the Actions, Plaintiffs obtained relief for MBII by causing MBII’s Board of Directors to agree to, within sixty (60) days from the Effective Date of the Settlement, adopt and/or maintain for a period of no less than four (4) years from the Effective Date of the Settlement certain material Corporate Governance Reforms. The Corporate Governance Reforms include:

(a) limiting director and committee engagements outside the Company to no more than three (3) other public companies without the approval of the Nominating and Corporate Governance Committee;

(b) amending the Nominating and Corporate Governance Committee Charter to require the Committee to evaluate all stockholder proposals, to determine whether each proposal is in the Company’s best interests, to recommend to the Board whether to support or oppose each proposal, and to provide the reasons for its recommendation, and for each such stockholder proposal that is set forth in a Proxy Statement, the Board will recommend for, against, or will state that it takes no position;

(c) amending MBII’s Audit Committee Charter to state that: (1) no director will serve as chair of the Audit Committee for more than six (6) years; (2) the Audit Committee will review all “material, proposed compliance-related” disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section of the Company’s annual and quarterly financial statements; and (3) if at least one new director has not been added to the Audit Committee, whether as an additional member or as a replacement member, during a three (3) year period, the Nominating and Governance Committee will review the composition of the Audit Committee and make a recommendation regarding the retention or rotation of current members;

(d) revising the Company’s Code of Business Conduct and Ethics concerning reporting of improper or illegal activity to the Company’s General Counsel, Corporate Compliance Officer, or other relevant authority;

Notice Of Pendency Of Proposed Settlement Of Stockholder Derivative Action; Lead Case No. CV14-1481

(e) further defining the duties and responsibilities of the Corporate Compliance Officer;

(f) requiring training sessions to appropriate Company personnel including: (1) training to the leadership team and all employees in the sales, product management and business development, marketing, supply chain, and finance departments on a periodic basis, concerning the Company’s revenue recognition and accounting policies, including, among other things, proper transactional terms, prohibited transactional terms, and the approval process for additional or non-standard terms; (2) training for all employees on the Company’s Code of Business Conduct and Ethics, whistleblower policy (including how to access the whistleblower hotline and the Company’s anti-retaliation policy), travel and expense policy, the significant and important rotes of the finance department and external auditors for a public company, the importance of providing information to the finance department in a transparent and open manner, and the Company’s requirements regarding expense reporting; and (3) training, on an annual basis, to the sales organization regarding the Company’s revenue recognition policy;

(g) formalizing the Disclosure and Controls Committee and defining the responsibilities of the Disclosure and Controls Committee;

(h) requiring MBII to publish its revised Code of Business Conduct and Ethics policy on its website;

(i) causing modifications to the Company’s travel and expense and revenue recognition policies, as well as internal control modifications and enhanced review of the Company’s outside vendors; and

(j) requiring MBII to maintain these Corporate Governance Reforms for a period of no less than four (4) years following the Effective Date of the Settlement

The full text of the Corporate Governance Reforms are set forth in Exhibit A to the Stipulation, which may be found at http://investors.marronebio.com/.

Additionally, the Company and the Board acknowledge that: (i) Plaintiffs in the Actions sought the appointment of new, independent directors to the Board, and that during the pendency of the Actions, three new directors were appointed to the Board; (ii) consistent with Plaintiffs’ demand

Notice Of Pendency Of Proposed Settlement Of Stockholder Derivative Action; Lead Case No. CV14-1481

that no contribution of cash or stock from MBII be made as part of the Securities Class Action settlement, all the settlement proceeds in the Securities Class Action came exclusively from the Policies; and (iii) Plaintiffs advocated for and participated in the facilitation of a release of certain claims against MBII.

The Settlement also provides for the entry of the Judgment dismissing the Actions on the merits with prejudice, and the release of the Released Claims as detailed in the Stipulation.

IV.	REASONS FOR THE SETTLEMENT

The Settling Parties have determined that it is desirable and beneficial that the Actions, and all of the disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.

A.	Why Did Plaintiffs Agree to Settle?

Plaintiffs’ Counsel conducted an extensive investigation relating to the claims and the underlying events and transactions alleged in the Actions. Plaintiffs believe that the Actions have substantial merit, and Plaintiffs’ entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Actions. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trial and through possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of establishing demand futility, and the possible defenses to the claims alleged in the Actions.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon MBII and its stockholders. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of MBII and Current MBII Stockholders and have agreed to settle the Actions upon the terms and subject to the conditions set forth in the Stipulation.

Notice Of Pendency Of Proposed Settlement Of Stockholder Derivative Action; Lead Case No. CV14-1481

B.	Why Did Defendants Agree to Settle?

Defendants have denied and continue to deny each and all of the claims and allegations of wrongdoing made by Plaintiffs in the Actions and maintain furthermore that they have meritorious defenses. Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions, and Defendants contend that many of the allegations in the complaints filed in the Actions are materially inaccurate. The Defendants also have denied and continue to deny, among other allegations, the allegations that Plaintiffs, MBII or its stockholders have suffered damage or that Plaintiffs, MBII or its stockholders were harmed in any way by the conduct alleged in the Actions or otherwise. Defendants have further asserted that at all times they acted in good faith and, as applicable, in a manner reasonably believed to be and that was in the best interests of MBII and its stockholders. Nonetheless, Defendants have concluded that further litigation of the Actions would be protracted and expensive, and that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Actions. Further, the Individual Defendants and MBII acknowledge that the Settlement confers substantial and material benefits on MBII and its stockholders and is fair, reasonable, adequate, and in the best interests of MBII and its stockholders.

V.	PLAINTIFFS’ COUNSEL’S FEE AND EXPENSE AMOUNT AND PLAINTIFFS’ SERVICE AWARDS

Plaintiffs’ Counsel have not received any payment for their work in connection with the Actions, nor have they been reimbursed for out-of-pocket expenses. After negotiating the substantive terms of the Settlement, the parties discussed a fair and reasonable sum to be paid to Plaintiffs’ Counsel for attorneys’ fees and expenses to compensate them for their work in the case and the substantial benefits provided by the Settlement to MBII, with the assistance of the Mediator. The Mediator recommended $600,000 as a fair and reasonable amount for such fees and expenses, and Defendants have agreed not to oppose an application by Plaintiffs’ Counsel to the Court for an

Notice Of Pendency Of Proposed Settlement Of Stockholder Derivative Action; Lead Case No. CV14-1481

award not to exceed this amount. Any fee awarded by the Court is designed to compensate Plaintiffs’ Counsel for the results achieved in the Actions and the risks of undertaking the prosecution of the Actions on a contingent basis. Any fee award shall be paid by the Individual Defendants’ insurance carriers.

In addition, Plaintiffs’ Counsel may apply to the Court for a service award of up to $1,500 for each of the Plaintiffs, only to be paid upon Court approval, in recognition of Plaintiffs’ participation and effort in the prosecution of the Actions (the “Service Award”). The Service Award, if approved by the Court, shall be paid to Plaintiffs out of the Fee and Expense Amount.

VI.	SETTLEMENT HEARING

Pursuant to an Order of the Court, a hearing will be held on April 5, 2017, at 9:00 a.m., before the Honorable Samuel T. McAdam at 1000 Main St., Civil Department 7 Woodland, California 95695, for the purpose of determining: (a) whether the proposed Settlement, including the requested Fee and Expense Amount and Service Award, should be approved by the Court as fair, reasonable, and adequate; and (b) whether the Actions should be dismissed with prejudice. If the Settlement is approved, you will be subject to and bound by the provisions of the Stipulation, the releases contained therein, and by all orders, determinations, and judgments, including the Judgment in the Actions concerning the Settlement.

Pending final determination of whether the Settlement should be approved, no Current MBII Stockholder, either directly, representatively, derivatively, or in any other capacity, shall commence or prosecute against any of the Released Persons, any action or proceeding in any court, administrative agency, or other tribunal asserting agency any of the Released Claims.

VII.	RIGHT TO ATTEND THE SETTLEMENT HEARING

You may enter an appearance in this consolidated action, at your own expense, individually or through counsel of your choice. If you do not enter an appearance, you will be represented by Plaintiffs’ Counsel. If you want to object at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date or time without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time with Plaintiffs’ Counsel (see below) before going to the Court. If you have no objection to the Settlement, you do not need to appear at the Settlement Hearing or take any other action.

Notice Of Pendency Of Proposed Settlement Of Stockholder Derivative Action; Lead Case No. CV14-1481

VIII.  THE PROCEDURES FOR OBJECTING TO THE SETTLEMENT

Any Current MBII Stockholder who wishes to object to the Settlement and/or show cause why it should not be approved, why the Judgment should or should not be entered thereon, or why the Fee and Expense Amount or the Service Award should not be awarded shall state all reasons for the objection(s) and shall also: (A) state the case name and number: In re Marrone Bio Innovations, Inc. Derivative Litigation, Lead Case No. CV14-1481; (B) provide proof of current ownership of MBII stock as well as documentary evidence of when such stock ownership was acquired; (C) clearly identify any and all evidence that would be presented at the Settlement Hearing in connection with such objection(s); (D) identify any case—by name, court, and docket number-in which the objector or his, her, or its attorney, if any, has objected to a settlement in the last three years; and (E) include a proof of service signed under penalty of perjury.

All objections and accompanying materials shall be filed and served at least fourteen (14) calendar days prior to the Settlement Hearing as follows: (A) personally filed with the Clerk of the Court, Superior Court of the State of California, County of Yolo, 1000 Main St., Woodland, California 95695; and (B) served by first class U.S. Mail on counsel for the Settling Parties at the following addresses:

For Defendants	For Plaintiffs
MORRISON/FOERSTER Judson Lobdell 425 Market Street San Francisco, CA 94105	JOHNSON & WEAVER, LLP Frank J. Johnson 600 West Broadway, Suite 1540 San Diego, CA 92101

BOTTINI & BOTTINI, INC. Francis A. Bottini, Jr. 7817 Ivanhoe Avenue, Suite 102 La Jolla, CA 92037

Any Current MBII Stockholder wishing to be heard at the Settlement Hearing is required to include a notice of intention to appear at the Settlement Hearing together with his, her, or its written objection. Only stockholders who have filed with the Court and served on the Settling Parties’ counsel valid and timely written notices of objection and accompanying materials will be entitled to be heard at the hearing, unless the Court orders otherwise.

Notice Of Pendency Of Proposed Settlement Of Stockholder Derivative Action; Lead Case No. CV14-1481

Any Current MBII Stockholder who does not make his, her, or its objection in the manner provided in this Notice shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the proposed Settlement as set forth in the Stipulation, to the Fee and Expense Amount, and Service Award to Plaintiffs.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Actions or the terms of the Settlement contained in the Stipulation.

You may inspect the Stipulation and other papers in the Actions at the Clerk of the Court, Superior Court of the State of California, County of Yolo, 1000 Main St., Woodland, California 95695, at any time during regular business hours of each business day. The Clerk’s office will not mail copies to you. In addition, this Notice and the Stipulation can be viewed on the Company’s website at: http://investors.marronebio.com/. Both the Notice and Stipulation were also filed as part of a Form 8-K with the SEC. Inquiries regarding the proposed Settlement also may be made to lead counsel for Defendants or State Plaintiffs’ Lead Counsel as follows:

For Defendants	For Plaintiffs
MORRISON / FOERSTER Judson Lobdell 425 Market Street San Francisco, CA 94105 Telephone: (415) 268-7000	JOHNSON & WEAVER, LLP Frank J. Johnson 600 West Broadway, Suite 1540 San Diego, CA 92101 Telephone; (619) 230-0063

BOTTINI & BOTTINI, INC. Francis A. Bottini, Jr. 7817 Ivanhoe Avenue, Suite 102 La Jolla, CA 92037 Telephone: (858) 914-2001

Notice Of Pendency Of Proposed Settlement Of Stockholder Derivative Action; Lead Case No. CV14-1481

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.

DATED:	1/11/17	BY ORDER OF THE COURT SUPERIOR COURT OF THE STATE OF CALIFORNIA COUNTY OF YOLO

Notice Of Pendency Of Proposed Settlement Of Stockholder Derivative Action; Lead Case No. CV14-1481